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                            SHAREHOLDERS AGREEMENT

         THIS AGREEMENT is made as of the 1st day of August, 2001 by and between Susan Daniels ("SHD") and Robert Daniels ("RLD").

         WHEREAS, SHD and RLD are stockholders of MRO Software, Inc. (the "Company");

         WHEREAS, SHD and RLD have entered into arrangements in the past with respect to the voting of their shares of Company stock, including the 1996 Daniels Voting Trust Agreement (the "Voting Trust Agreement");

         WHEREAS, the Voting Trust Agreement expires on August 1, 2001;

         WHEREAS, SHD has agreed to vote up to 1,202,258 of her shares of Company stock as directed by RLD, and in connection therewith to provide proxies as RLD may direct;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Common Stock" shall mean the common stock, $.01 par value, of the Company (the "Common Stock").

         (b) "Stock" shall mean and include all shares of Common Stock and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, conversion, reclassification, reorganization, or any other means).

         (c) "Shares" shall mean and include 1,202,258 shares of Stock owned by SHD, consisting of 1,002,258 shares of Stock formerly held subject to the Voting Trust Agreement, plus 200,000 additional shares of Stock held by SHD, all of which are to be held in a separate account designated as MROI Account. This Agreement shall in no way restrict the sale or transfer to third parties by SHD of any of the shares in the MROI Account.

         2. Voting. SHD hereby agrees to vote the Shares as directed by RLD at all annual meetings and special meetings of stockholders of the Company.

         3. Proxies. In furtherance of the rights granted hereunder, SHD hereby (i) agrees to provide any proxies with respect to the Shares as may be directed by RLD and (ii) constitutes and appoints RLD, with full power of substitution, her true and lawful attorney-in-fact with the power, in her name, place and stead, to execute, provide, consent to and deliver any and all proxies with respect to the Shares. It is expressly understood and intended by SHD that the power of attorney hereby granted is coupled with an interest and shall be durable. Said power of attorney shall survive, and shall not be affected by, the subsequent incapacity, disability or death of SHD.

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         4.    Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified or amended except by a written agreement signed by the parties hereto.

         5. Term. This Agreement shall have an initial term of one (1) year and shall automatically be renewed for additional periods of one year unless terminated by either party with at least fifteen (15) days advanced notice to the other. The Agreement shall terminate automatically effective with the subsequent incapacity, disability or death of RLD.

         6. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of law and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                    /s/ Susan Daniels
                                                    ------------------
                                                    Susan Daniels

                                                      9-10-01
                                                    ------------------
                                                    Date

                                                    /s/ Robert Daniels
                                                    ------------------
                                                    Robert L. Daniels

                                                      9-10-01
                                                    ------------------
                                                    Date

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